UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2011

COLDWATER CREEK INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21915	82-0419266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Coldwater Creek Drive, Sandpoint, Idaho	83864
(Address of principal executive offices)	(Zip Code)

(208) 263-2266

(Registrant’s telephone number,
including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Explanatory Note

On June 16, 2011, Coldwater Creek Inc. (the “Company”) filed a Current Report on Form 8—K (the “Original Report”) to report the voting results of the Company’s Annual Meeting of Stockholders held on June 11, 2011 (the “Annual Meeting”), including, among other matters, the results of the advisory (non—binding) votes of its stockholders regarding the frequency of conducting an advisory vote on the compensation of the Company’s named executive officers (a “Say—On—Frequency Vote”). This Form 8—K/A is being filed as an amendment to the Original Report solely to disclose the decision of the Board of Directors of the Company (the “Board”) as to how frequently the Company will conduct an advisory vote on the compensation of the Company’s named executive officers. Except for the foregoing, this Form 8-K/A does not modify or update any other disclosure contained in the Original Report and this Form 8-K/A should be read in conjunction with the Original Report.

Item 5.07. Submission of Matters to a Vote of Security Holders.

In accordance with the stockholder voting results at the Annual Meeting, in which “one year” received the votes of the majority of shares present in person or represented by proxy and entitled to vote on the Say-On-Frequency Vote, the Board determined that future advisory (non-binding) votes on the compensation of the Company’s named executive officers (the “Say-On-Pay Vote”) will occur annually until the next required Say-On-Frequency Vote is required under Section 14A of the Securities Exchange Act of 1934, as amended, or until the Board of Directors otherwise determines that a different frequency for such votes is in the best interests of the Company’s stockholders.  Accordingly, the next Say-On-Pay Vote will occur at the Company’s annual meeting of stockholders to be held in 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 25, 2011

COLDWATER CREEK INC.

/s/ James A. Bell
James A. Bell
Senior Vice President, Chief Financial Officer